Exhibit 99.2

Supplemental Information Package
and Non-GAAP Reconciliations
Second Quarter • June 30, 2018

The pathway to possible.
CrownCastle.com

Crown Castle International Corp
Second Quarter 2018

Cautionary Language Regarding Forward-Looking Statements
This supplemental information package ("Supplement") contains forward-looking statements and information that are based on our management's current expectations as of the date of this Supplement. Statements that are not historical facts are hereby identified as forward-looking statements. Words such as "Outlook," "guide," "forecast," "estimate," "anticipate," "project," "plan," "intend," "believe," "expect," "likely," "predicted," "positioned," and any variations of these words and similar expressions are intended to identify such forward looking statements. Such statements include, but are not limited to, our Outlook for the third quarter 2018 and full year 2018.
Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, prevailing market conditions. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the Securities and Exchange Commission. Crown Castle assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
The components of financial information presented herein, both historical and forward looking, may not sum due to rounding. Definitions and reconciliations of non-GAAP financial measures, segment measures and other calculations are provided in the Appendix to this Supplement.
As used herein, the term "including" and any variation thereof, means "including without limitation." The use of the word "or" herein is not exclusive.

Crown Castle International Corp.
Second Quarter 2018

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COMPANY PROFILE
Crown Castle International Corp. (to which the terms "Crown Castle," "CCIC," "we," "our," "our Company," "the Company" or "us" as used herein refer) owns, operates and leases shared communications infrastructure, including: (1) towers and other structures, such as rooftops (collectively, "towers"), and (2) fiber primarily supporting small cell networks ("small cells") and fiber solutions. Our towers, fiber and small cells assets are collectively referred to herein as "communications infrastructure," and our customers on our communications infrastructure are referred to herein as "tenants." Our towers have a significant presence in each of the top 100 basic trading areas, and the majority of our fiber is located in major metropolitan areas, including a presence within every major U.S. market. Crown Castle owns, operates and leases shared communications infrastructure that has been acquired or constructed over time and is geographically dispersed throughout the U.S., and which consists of (1) approximately 40,000 towers and (2) approximately 60,000 route miles of fiber primarily supporting small cells and fiber solutions.
Our core business is providing access, including space or capacity, to our shared communications infrastructure via long-term contracts in various forms, including licenses, subleases and lease agreements (collectively, "contracts"). We seek to increase our site rental revenues by adding more tenants on our communications infrastructure, which we expect to result in significant incremental cash flows due to our low incremental operating costs.
We operate as a Real Estate Investment Trust ("REIT") for U.S. federal income tax purposes.
Unless otherwise indicated, the Company has changed its presentation to millions and, as a result, any necessary rounding adjustments have been made to prior year disclosed amounts.

STRATEGY
As a leading provider of shared communications infrastructure in the U.S., our strategy is to create long-term stockholder value via a combination of (1) growing cash flows generated from our portfolio of communications infrastructure, (2) returning a meaningful portion of our cash provided by operating activities to our common stockholders in the form of dividends and (3) investing capital efficiently to grow cash flows and long-term dividends per share. Our U.S. focused strategy is based, in part, on our belief that the U.S. is the most attractive market for shared communications infrastructure investment with the greatest long-term growth potential. We measure our efforts to create "long-term stockholder value" by the combined payment of dividends to stockholders and growth in our per share results. The key elements of our strategy are to:

•
Grow cash flows from our communications infrastructure. We seek to maximize our site rental cash flows by working with our customers to provide them quick access to our communications infrastructure and entering into associated long-term contracts. Tenant additions or modifications of existing tenant equipment (collectively, "tenant additions") enable our customers to expand coverage and capacity in order to meet increasing demand for data, while generating high incremental returns for our business. We believe our product offerings of towers and small cells provide a comprehensive solution to our wireless customers' growing network needs through our shared communications infrastructure model, which is an efficient and cost-effective way to serve our customers. Additionally, we believe our ability to share our fiber assets across multiple customers to deploy both small cells and offer fiber solutions allows us to generate cash flows and increase stockholder return. We also believe that there will be considerable future demand for our communications infrastructure based on the location of our assets and the rapid growth in demand for data.

•
Return cash provided by operating activities to common stockholders in the form of dividends. We believe that distributing a meaningful portion of our cash provided by operating activities appropriately provides common stockholders with increased certainty for a portion of expected long-term stockholder value while still retaining sufficient flexibility to invest in our business and deliver growth. We believe this decision reflects the translation of the high-quality, long-term contractual cash flows of our business into stable capital returns to common stockholders.

•
Invest capital efficiently to grow cash flows and long-term dividends per share. We seek to invest our available capital, including the net cash provided by our operating activities and external financing sources, in a manner that will increase long-term stockholder value on a risk-adjusted basis. Our historical investments have included the following (in no particular order):

◦	acquisitions or construction of towers, fiber and small cells;

◦	acquisitions of land interests under towers;

◦	improvements and structural enhancements to our existing communications infrastructure;

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◦	purchases of shares of our common stock from time to time; and

◦	purchases, repayments or redemptions of our debt.
Our strategy to create long-term stockholder value is based on our belief that additional demand for our communications infrastructure will be created by the expected continued growth in the demand for data. We believe that such demand for our communications infrastructure will continue, will result in growth of our cash flows due to tenant additions on our existing communications infrastructure, and will create other growth opportunities for us, such as demand for new communications infrastructure.

AFFO PER SHARE(a)(b)

TOWER PORTFOLIO FOOTPRINT

Vancouver
Kelowna
Calgary
Regina
Winnipeg
ONTARIO
MONTANA
Helena
NORTH DAKOTA
Bismarck
MINNESOTA
IDAHO
Boise
WYOMING
SOUTH DAKOTA
Pierre
Sioux Falls
Cheyenne
NEBRASKA
NEVADA
U N I T E D S T A T E S
Las Vegas
KANSAS
Topeka
Wichita
Amarillo
Lubbock
El Paso
Ciudad Juarez
TEXAS
Tijuana
San Diego
Chihuahua
Hermosillo
M E X I C O
Torreon
Monterrey
Brownsville
Culiacan
Gulf of Mexico
Jacksonville
Miami
Nassau
BAHAMAS
Sudbury
Toronto
Ottawa
Montreal
Quebec
MAINE
Norfolk
Honolulu
Mazatlan
Leon
San Juan
Charlotte Amalie
Ponce
Merida
Cancun

(a)	See reconciliations and definitions provided herein.

(b)	Attributable to CCIC common stockholders.

(c)	Represents the midpoint of the full year 2018 Outlook as issued on July 18, 2018.

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GENERAL COMPANY INFORMATION
Principal executive offices	1220 Augusta Drive, Suite 600, Houston, TX 77057
Common shares trading symbol	CCI
Stock exchange listing	New York Stock Exchange
Fiscal year ending date	December 31
Fitch - Long Term Issuer Default Rating	BBB-
Moody’s - Long Term Corporate Family Rating	Baa3
Standard & Poor’s - Long Term Local Issuer Credit Rating	BBB-
Note: These credit ratings may not reflect the potential risks relating to the structure or trading of the Company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in the ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significances of the ratings can be obtained from each of the ratings agencies.

EXECUTIVE MANAGEMENT TEAM
Name	Age	Years with Company	Position
Jay A. Brown	45	18	President and Chief Executive Officer
Daniel K. Schlanger	44	2	Senior Vice President, Chief Financial Officer and Treasurer
James D. Young	57	12	Senior Vice President and Chief Operating Officer - Fiber
Robert C. Ackerman	65	19	Senior Vice President and Chief Operating Officer - Towers and Small Cells
Kenneth J. Simon	57	2	Senior Vice President and General Counsel
Michael J. Kavanagh	50	7	Senior Vice President and Chief Commercial Officer
Philip M. Kelley	45	21	Senior Vice President - Corporate Development and Strategy

BOARD OF DIRECTORS
Name	Position	Committees	Age	Years as Director
J. Landis Martin	Chairman	NCG(a)	72	22
P. Robert Bartolo	Director	Audit, Compensation	46	4
Cindy Christy	Director	Compensation, NCG(a), Strategy	52	10
Ari Q. Fitzgerald	Director	Compensation, NCG(a), Strategy	55	15
Robert E. Garrison II	Director	Audit, Compensation	76	13
Andrea J. Goldsmith	Director	NCG(a), Strategy	53	< 1
Lee W. Hogan	Director	Audit, Compensation, Strategy	73	17
Edward C. Hutcheson Jr.	Director	Strategy	72	23
Robert F. McKenzie	Director	Audit, Strategy	74	23
Anthony J. Melone	Director	NCG(a), Strategy	58	3
W. Benjamin Moreland	Director		54	11
Jay A. Brown	Director		45	2

(a)	Nominating & Corporate Governance Committee

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RESEARCH COVERAGE
Equity Research
Bank of America David Barden (646) 855-1320	Barclays Amir Rozwadowski (212) 526-4043	BTIG Walter Piecyk (646) 450-9258
Citigroup Michael Rollins (212) 816-1116	Cowen and Company Colby Synesael (646) 562-1355	Deutsche Bank Matthew Niknam (212) 250-4711
Goldman Sachs Brett Feldman (212) 902-8156	Guggenheim Robert Gutman (212) 518-9148	Jefferies Scott Goldman (212) 284-4606
JPMorgan Philip Cusick (212) 622-1444	Macquarie Amy Yong (212) 231-2624	MoffettNathanson Nick Del Deo (212) 519-0025
Morgan Stanley Simon Flannery (212) 761-6432	New Street Research Spencer Kurn (212) 921-2067	Oppenheimer & Co. Timothy Horan (212) 667-8137
Pacific Crest Securities Brandon Nispel (503) 821-3871	Raymond James Ric Prentiss (727) 567-2567	RBC Capital Markets Jonathan Atkin (415) 633-8589
SunTrust Robinson Humphrey Greg Miller (212) 303-4169	UBS Batya Levi (212) 713-8824	Wells Fargo Securities, LLC Jennifer Fritzsche (312) 920-3548

Rating Agency
Fitch John Culver (312) 368-3216	Moody’s Dilara Sukhov (212) 553-1653	Standard & Poor’s Ryan Gilmore (212) 438-0602

HISTORICAL COMMON STOCK DATA
	Three Months Ended
(in millions, except per share amounts)	6/30/18	3/31/18	12/31/17	9/30/17	6/30/17
High price(a)	$109.31	$112.25	$111.67	$104.79	$100.14
Low price(a)	$97.80	$98.72	$96.45	$89.42	$88.80
Period end closing price(b)	$107.82	$108.47	$108.83	$97.09	$96.40
Dividends paid per common share	$1.05	$1.05	$1.05	$0.95	$0.95
Volume weighted average price for the period(a)	$102.97	$106.45	$104.68	$97.83	$94.00
Common shares outstanding, at period end	415	415	406	406	366
Market value of outstanding common shares, at period end(c)	$44,728	$44,996	$44,214	$39,445	$35,295

(a)	Based on the sales price, adjusted for common stock dividends, as reported by Bloomberg.

(b)	Based on the period end closing price, adjusted for common stock dividends, as reported by Bloomberg.

(c)
Period end market value of outstanding common shares is calculated as the product of (1) shares of common stock outstanding at period end and (2) closing share price at period end, adjusted for common stock dividends, as reported by Bloomberg.

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SUMMARY PORTFOLIO HIGHLIGHTS
(as of June 30, 2018)
Towers
Number of towers(a)	40,041
Average number of tenants per tower	2.2
Remaining contracted customer receivables ($ in billions)(b)	$18
Weighted average remaining customer contract term (years)(c)	6
Percent of towers in the Top 50 / 100 Basic Trading Areas	56% / 71%
Percent of ground leased / owned (by Towers segment site rental gross margin)	61% / 39%
Weighted average maturity of ground leases (years)(d)	34
Fiber
Number of route miles of fiber (in thousands)	60
Remaining contracted customer receivables ($ in billions)(b)	$5
Weighted average remaining customer contract term (years)(c)	4

SUMMARY FINANCIAL HIGHLIGHTS
	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions, except per share amounts)	2018	2017	2018	2017
Operating Data:
Net revenues
Site rental	$1,169	$869	$2,323	$1,726
Network services and other	161	169	307	328
Net revenues	$1,330	$1,038	$2,630	$2,054

Costs of operations (exclusive of depreciation, amortization and accretion)
Site rental	$355	$269	$702	$534
Network services and other	99	104	185	203
Total cost of operations	$454	$373	$887	$737

Net income (loss) attributable to CCIC common stockholders	$152	$112	$237	$231
Net income (loss) attributable to CCIC common stockholders per share—diluted(e)	$0.36	$0.31	$0.57	$0.64

Non-GAAP Data(f):
Adjusted EBITDA	$769	$589	$1,532	$1,170
FFO(g)	525	405	973	806
AFFO(g)	546	440	1,104	890
AFFO per share(e)(g)	$1.31	$1.20	$2.67	$2.45

(a)	Excludes third-party land interests.

(b)	Excludes renewal terms at customers' option.

(c)	Excludes renewal terms at customers' option, weighted by site rental revenues.

(d)	Includes renewal terms at the Company's option, weighted by Towers segment site rental gross margin.

(e)
Based on diluted weighted-average common shares outstanding of 416 million and 366 million for the three months ended June 30, 2018 and 2017, respectively, and 413 million and 364 million for the six months ended June 30, 2018 and 2017, respectively.

(f)
See reconciliations of Non-GAAP financial measures provided herein. See also "Definitions of Non-GAAP Measures, Segment Measures and Other Calculations" in the Appendix for a discussion of our definitions of Adjusted EBITDA, FFO and AFFO.

(g)	Attributable to CCIC common stockholders.

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SUMMARY FINANCIAL HIGHLIGHTS (CONTINUED)
	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2018	2017	2018	2017
Summary Cash Flow Data(a):
Net cash provided by (used for) operating activities	$659	$488	$1,111	$931
Net cash provided by (used for) investing activities(b)	(394)	(911)	(778)	(2,675)
Net cash provided by (used for) financing activities	(273)	420	(436)	1,369

(dollars in millions)	June 30, 2018	December 31, 2017
Balance Sheet Data (at period end):
Cash and cash equivalents	$206	$314
Property and equipment, net	13,218	12,933
Total assets	32,374	32,229
Total debt and other long-term obligations	15,956	16,159
Total CCIC stockholders' equity	12,566	12,339

	Three Months Ended June 30, 2018
Other Data:
Net debt to last quarter annualized Adjusted EBITDA	5.2	x
Dividend per common share	$1.05

OUTLOOK FOR THIRD QUARTER 2018 AND FULL YEAR 2018
(dollars in millions, except per share amounts)	Third Quarter 2018			Full Year 2018
Site rental revenues	$1,172	to	$1,182	$4,673	to	$4,703
Site rental cost of operations(c)	$345	to	$355	$1,382	to	$1,412
Net income (loss)	$126	to	$151	$603	to	$663
Net income (loss) per share—diluted(d)(e)	$0.30	to	$0.36	$1.45	to	$1.60
Adjusted EBITDA(f)	$785	to	$795	$3,132	to	$3,162
Interest expense and amortization of deferred financing costs(g)	$156	to	$166	$627	to	$657
FFO(e)(f)(h)	$490	to	$500	$2,014	to	$2,044
AFFO(f)(h)	$568	to	$578	$2,263	to	$2,293
AFFO per share(d)(f)(h)	$1.37	to	$1.39	$5.46	to	$5.53

(a)	Includes impacts of restricted cash. See the condensed consolidated statement of cash flows for further information.

(b)
Includes net cash used for acquisitions of approximately $4 million and $606 million for the three months ended June 30, 2018 and 2017, respectively and $18 million and $2.1 billion for the six months ended June 30, 2018 and 2017, respectively.

(c)	Exclusive of depreciation, amortization and accretion.

(d)
The assumption for third quarter 2018 and full year 2018 diluted weighted-average common shares outstanding is 416 million and 415 million, respectively, based on diluted common shares outstanding as of June 30, 2018. For all periods presented, the diluted weighted-average common shares outstanding does not include any assumed conversion of preferred stock in the share count.

(e)	Calculated using net income (loss) attributable to CCIC common stockholders.

(f)	See reconciliation of this non-GAAP financial measure to net income (loss) and definition included herein.

(g)	See the reconciliation of "components of interest expense and amortization of deferred financing costs" in the Appendix.

(h)	Attributable to CCIC common stockholders.

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OUTLOOK FOR FULL YEAR 2018 COMPONENTS OF CHANGES IN SITE RENTAL REVENUES
(dollars in millions)	Full Year 2017	Full Year 2018 Outlook
Components of changes in site rental revenues(a):
Prior year site rental revenues exclusive of straight-lined revenues associated with fixed escalators(b)(c)	$3,186	$3,670

New leasing activity(b)(c)	166	$190-$220
Escalators	84	$80-$90
Non-renewals	(90)	($90)-($80)
Organic Contribution to Site Rental Revenues(d)	160	$190-$220
Straight-lined revenues associated with fixed escalators	—	$45-$65
Acquisitions(e)	323	$745-$765
Other	—	—
Total GAAP site rental revenues	$3,669	$4,673-$4,703

Year-over-year changes in revenue:
Reported GAAP site rental revenues(f)		27.8%
Organic Contribution to Site Rental Revenues(d)(f)(g)		5.6%

(a)	See additional information regarding Crown Castle's site rental revenues, including projected revenue from customer licenses, tenant non-renewals, straight-lined revenues and prepaid rent herein.

(b)	Includes revenues from amortization of prepaid rent in accordance with GAAP.

(c)	Includes revenues from the construction of new small cell nodes, exclusive of straight-lined revenues related to fixed escalators.

(d)	See definition provided herein.

(e)
Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Revenues until the one-year anniversary of the acquisition, with the exception of the impact of Lightower, which has been reflected as a contribution from acquisitions for the Full Year 2018 Outlook.

(f)	Calculated based on midpoint of Full Year 2018 Outlook.

(g)
Calculated as the percentage change from prior year site rental revenues, exclusive of straight-lined revenues associated with fixed escalations, compared to Organic Contribution to Site Rental Revenues for the current period.

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CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
(amounts in millions, except par values)	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$206	$314
Restricted cash	125	121
Receivables, net	455	398
Prepaid expenses	197	162
Other current assets	181	139
Total current assets	1,164	1,134
Deferred site rental receivables	1,303	1,300
Property and equipment, net	13,218	12,933
Goodwill	10,075	10,021
Other intangible assets, net	5,729	5,962
Long-term prepaid rent and other assets, net	885	879
Total assets	$32,374	$32,229

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$272	$249
Accrued interest	154	132
Deferred revenues	476	457
Other accrued liabilities	272	339
Current maturities of debt and other obligations	112	115
Total current liabilities	1,286	1,292
Debt and other long-term obligations	15,844	16,044
Other long-term liabilities	2,678	2,554
Total liabilities	19,808	19,890
Commitments and contingencies
CCIC stockholders' equity:
Common stock, $0.01 par value; 600 shares authorized; shares issued and outstanding: June 30, 2018—415 and December 31, 2017—406	4	4
6.875% Mandatory Convertible Preferred Stock, Series A, $0.01 par value; 20 shares authorized; shares issued and outstanding: June 30, 2018—2 and December 31, 2017—2; aggregate liquidation value: June 30, 2018—$1,650 and December 31, 2017—$1,650	—	—
Additional paid-in capital	17,711	16,844
Accumulated other comprehensive income (loss)	(5)	(4)
Dividends/distributions in excess of earnings	(5,144)	(4,505)
Total equity	12,566	12,339
Total liabilities and equity	$32,374	$32,229

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CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(amounts in millions, except per share amounts)	2018	2017	2018	2017
Net revenues:
Site rental	$1,169	$869	$2,323	$1,726
Network services and other	161	169	307	328
Net revenues	1,330	1,038	2,630	2,054
Operating expenses:
Costs of operations (exclusive of depreciation, amortization and accretion):
Site rental	355	269	702	534
Network services and other	99	104	185	203
General and administrative	138	98	273	199
Asset write-down charges	6	4	9	5
Acquisition and integration costs	8	8	14	14
Depreciation, amortization and accretion	379	296	753	584
Total operating expenses	985	779	1,936	1,539
Operating income (loss)	345	259	694	515
Interest expense and amortization of deferred financing costs	(158)	(142)	(318)	(276)
Gains (losses) on retirement of long-term obligations	(3)	—	(74)	(4)
Interest income	1	1	2	1
Other income (expense)	—	(1)	(1)	4
Income (loss) from continuing operations before income taxes	185	117	303	240
Benefit (provision) for income taxes	(5)	(5)	(9)	(9)
Net income (loss)	180	112	294	231
Dividends on preferred stock	(28)	—	(57)	—
Net income (loss) attributable to CCIC common stockholders	$152	$112	$237	$231

Net income (loss) attributable to CCIC common stockholders, per common share:
Net income (loss) attributable to CCIC common stockholders, basic	$0.37	$0.31	$0.58	$0.64
Net income (loss) attributable to CCIC common stockholders, diluted	$0.36	$0.31	$0.57	$0.64

Weighted-average common shares outstanding:
Basic	415	364	412	363
Diluted	416	366	413	364

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SEGMENT OPERATING RESULTS
	Three Months Ended June 30, 2018				Three Months Ended June 30, 2017
(dollars in millions)	Towers	Fiber	Other	Consolidated Total	Towers	Fiber	Other	Consolidated Total
Segment site rental revenues	$771	$398		$1,169	$718	$151		$869
Segment network services and other revenue	158	3		161	158	11		169
Segment revenues	929	401		1,330	876	162		1,038
Segment site rental cost of operations	216	130		346	211	52		263
Segment network services and other cost of operations	94	3		97	96	8		104
Segment cost of operations(a)	310	133		443	307	60		367
Segment site rental gross margin(b)	555	268		823	507	99		606
Segment network services and other gross margin(b)	64	—		64	62	3		65
Segment general and administrative expenses(a)	27	44		71	23	19		42
Segment operating profit(b)	592	224		816	546	83		629
Other general and administrative expenses(a)			$47	47			$41	41
Stock-based compensation expense			26	26			17	17
Depreciation, amortization and accretion			379	379			296	296
Interest expense and amortization of deferred financing costs			158	158			142	142
Other income (expenses) to reconcile to income (loss) from continuing operations before income taxes(c)			21	21			16	16
Income (loss) from continuing operations before income taxes				$185				$117

(a)
Segment cost of operations excludes (1) stock-based compensation expense of $6 million and $2 million for the three months ended June 30, 2018 and 2017, respectively and (2) prepaid lease purchase price adjustments of $5 million for both of the three months ended June 30, 2018 and 2017. General and administrative expenses exclude stock-based compensation expense of $20 million and $15 million for the three months ended June 30, 2018 and 2017, respectively.

(b)
See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definitions of segment site rental gross margin, segment network services and other gross margin and segment operating profit.

(c)	See condensed consolidated statement of operations for further information.

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SEGMENT OPERATING RESULTS
	Six Months Ended June 30, 2018				Six Months Ended June 30, 2017
(dollars in millions)	Towers	Fiber	Other	Consolidated Total	Towers	Fiber	Other	Consolidated Total
Segment site rental revenues	$1,536	$787		$2,323	$1,434	$292		$1,726
Segment network services and other revenue	300	7		307	308	20		328
Segment revenues	1,836	794		2,630	1,742	312		2,054
Segment site rental cost of operations	427	256		683	420	99		519
Segment network services and other cost of operations	176	5		181	185	17		202
Segment cost of operations(a)	603	261		864	605	116		721
Segment site rental gross margin(b)	1,109	531		1,640	1,014	193		1,207
Segment network services and other gross margin(b)	124	2		126	123	3		126
Segment general and administrative expenses(a)	53	87		140	47	36		83
Segment operating profit(b)	1,180	446		1,626	1,090	160		1,250
Other general and administrative expenses(a)			$94	94			$80	80
Stock-based compensation expense			52	52			42	42
Depreciation, amortization and accretion			753	753			584	584
Interest expense and amortization of deferred financing costs			318	318			276	276
Other income (expenses) to reconcile to income (loss) from continuing operations before income taxes(c)			106	106			28	28
Income (loss) from continuing operations before income taxes				$303				$240

(a)
Segment cost of operations excludes (1) stock-based compensation expense of $13 million and $6 million for the six months ended June 30, 2018 and 2017, respectively and (2) prepaid lease purchase price adjustments of $10 million for both of the six months ended June 30, 2018 and 2017. General and administrative expenses exclude stock-based compensation expense of $39 million and $36 million for the six months ended June 30, 2018 and 2017, respectively.

(b)
See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definitions of segment site rental gross margin, segment network services and other gross margin and segment operating profit.

(c)	See condensed consolidated statement of operations for further information.

Crown Castle International Corp.
Second Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

FFO AND AFFO RECONCILIATIONS
	Three Months Ended June 30,		Six Months Ended June 30,
(amounts in millions, except per share amounts)	2018	2017	2018	2017
Net income (loss)	$180	$112	$294	$231
Real estate related depreciation, amortization and accretion	367	289	726	569
Asset write-down charges	6	4	9	5
Dividends on preferred stock	(28)	—	(57)	—
FFO(a)(b)(c)(d)	$525	$405	$973	$806
Weighted-average common shares outstanding—diluted(e)	416	366	413	364
FFO per share(a)(c)(d)	$1.26	$1.11	$2.36	$2.21

FFO (from above)	$525	$405	$973	$806
Adjustments to increase (decrease) FFO:
Straight-lined revenue	(20)	1	(36)	—
Straight-lined expense	23	23	47	46
Stock-based compensation expense	26	17	52	42
Non-cash portion of tax provision	(7)	(5)	(3)	(1)
Non-real estate related depreciation, amortization and accretion	12	7	27	15
Amortization of non-cash interest expense	1	3	4	5
Other (income) expense	—	1	1	(4)
(Gains) losses on retirement of long-term obligations	3	—	74	4
Acquisition and integration costs	8	8	14	14
Capital improvement capital expenditures	(18)	(9)	(31)	(16)
Corporate capital expenditures	(8)	(10)	(17)	(19)
AFFO(a)(b)(c)(d)	$546	$440	$1,104	$890
Weighted-average common shares outstanding—diluted(e)	416	366	413	364
AFFO per share(a)(c)(d)	$1.31	$1.20	$2.67	$2.45

(a)	See "Definitions of Non-GAAP Measures, Segment Measures and Other Calculations" in the Appendix for a discussion of our definitions of FFO and AFFO.

(b)	FFO and AFFO are reduced by cash paid for preferred stock dividends during the period in which they are paid.

(c)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(d)	Attributable to CCIC common stockholders.

(e)
Based on the diluted weighted-average common shares outstanding for the three and six months ended June 30, 2018 and 2017. For all periods presented, the diluted weighted-average common shares outstanding does not include any assumed conversion of preferred stock in the share count.

Crown Castle International Corp.
Second Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)(a)
	Six Months Ended June 30,
(dollars in millions)	2018	2017
Cash flows from operating activities:
Net income (loss)	$294	$231
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	753	584
(Gains) losses on retirement of long-term obligations	74	4
Amortization of deferred financing costs and other non-cash interest	4	5
Stock-based compensation expense	47	45
Asset write-down charges	9	5
Deferred income tax (benefit) provision	1	—
Other non-cash adjustments, net	1	(3)
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	78	17
Decrease (increase) in assets	(150)	43
Net cash provided by (used for) operating activities	1,111	931
Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(18)	(2,104)
Capital expenditures	(763)	(563)
Other investing activities, net	3	(8)
Net cash provided by (used for) investing activities	(778)	(2,675)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	1,743	1,345
Principal payments on debt and other long-term obligations	(47)	(60)
Purchases and redemptions of long-term debt	(1,318)	—
Borrowings under revolving credit facility	485	1,755
Payments under revolving credit facility	(1,150)	(1,405)
Payments for financing costs	(20)	(11)
Net proceeds from issuance of common stock	841	464
Purchases of common stock	(34)	(23)
Dividends/distributions paid on common stock	(879)	(696)
Dividends paid on preferred stock	(57)	—
Net cash provided by (used for) financing activities	(436)	1,369
Net increase (decrease) in cash, cash equivalents, and restricted cash	(103)	(375)
Effect of exchange rate changes	(1)	1
Cash, cash equivalents, and restricted cash at beginning of period(a)	440	697
Cash, cash equivalents, and restricted cash at end of period(a)	$336	$323
Supplemental disclosure of cash flow information:
Interest paid	292	260
Income taxes paid	12	10

(a) Effective January 1, 2018, the Company is required to explain the change in restricted cash in addition to the change in cash and cash equivalents in its condensed consolidated statement of cash flows. The Company has applied this approach for all periods presented.

Crown Castle International Corp.
Second Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

COMPONENTS OF CHANGES IN SITE RENTAL REVENUES
	Three Months Ended June 30,
(dollars in millions)	2018	2017
Components of changes in site rental revenues(a):
Prior year site rental revenues exclusive of straight-lined revenues associated with fixed escalators(b)(c)	$870	$788

New leasing activity(b)(c)	51	45
Escalators	20	21
Non-renewals	(22)	(24)
Organic Contribution to Site Rental Revenues(d)	49	42
Straight-lined revenues associated with fixed escalators	20	(1)
Acquisitions(e)	231	40
Other	—	—
Total GAAP site rental revenues	$1,169	$869

Year-over-year changes in revenue:
Reported GAAP site rental revenues	34.5%
Organic Contribution to Site Rental Revenues(d)(f)	5.6%

(a)	See additional information regarding Crown Castle's site rental revenues, including projected revenue from customer licenses, tenant non-renewals, straight-lined revenues and prepaid rent herein.

(b)	Includes revenues from amortization of prepaid rent in accordance with GAAP.

(c)	Includes revenues from the construction of new small cell nodes, exclusive of straight-lined revenues related to fixed escalators.

(d)	See definition provided herein.

(e)
Represents the initial contribution of recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Revenues until the one-year anniversary of the acquisition.

(f)
Calculated as the percentage change from prior year site rental revenues, exclusive of straight-lined revenues associated with fixed escalations, compared to Organic Contribution to Site Rental Revenues for the current period.

Crown Castle International Corp.
Second Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF SITE RENTAL STRAIGHT-LINED REVENUES AND EXPENSES ASSOCIATED WITH FIXED
ESCALATORS(a)
	Three Months Ended June 30,
	2018			2017
(dollars in millions)	Towers	Fiber	Total	Towers	Fiber	Total
Site rental straight-lined revenue	$19	$1	$20	$(3)	$2	$(1)
Site rental straight-lined expenses	22	1	23	23	—	23

	Six Months Ended June 30,
	2018			2017
(dollars in millions)	Towers	Fiber	Total	Towers	Fiber	Total
Site rental straight-lined revenue	$35	$1	$36	$(4)	$4	$—
Site rental straight-lined expenses	46	1	47	45	1	46

SUMMARY OF PREPAID RENT ACTIVITY(b)
	Three Months Ended June 30,
	2018			2017
(dollars in millions)	Towers	Fiber	Total	Towers	Fiber	Total
Prepaid rent received	$33	$105	$138	$33	$37	$70
Amortization of prepaid rent	32	48	80	30	28	58

	Six Months Ended June 30,
	2018			2017
(dollars in millions)	Towers	Fiber	Total	Towers	Fiber	Total
Prepaid rent received	$61	$157	$218	$64	$74	$138
Amortization of prepaid rent	64	95	159	57	54	111

(a)
In accordance with GAAP accounting, if payment terms call for fixed escalations, or rent free periods, the revenue is recognized on a straight-line basis over the fixed, non-cancelable term of the contract. Since the Company recognizes revenue on a straight-line basis, a portion of the site rental revenue in a given period represents cash collected or contractually collectible in other periods.

(b)
Reflects up-front payments received from long-term tenant contracts and other deferred credits (commonly referred to as prepaid rent), and the amortization thereof for GAAP revenue recognition purposes.

Crown Castle International Corp.
Second Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF CAPITAL EXPENDITURES
	Three Months Ended June 30,
	2018				2017
(dollars in millions)	Towers	Fiber	Other	Total	Towers	Fiber	Other	Total
Discretionary:
Purchases of land interests	$10	$—	$—	$10	$21	$—	$—	$21
Communications infrastructure construction and improvements	77	279	—	356	76	184	—	260
Sustaining:
Capital improvement and corporate	11	11	4	26	9	4	6	19
Integration	—	—	1	1	—	—	—	—
Total	$98	$289	$6	$393	$107	$188	$6	$301

PROJECTED REVENUE FROM CUSTOMER CONTRACTS(a)
	Remaining six months	Years Ending December 31,
(as of June 30, 2018; dollars in millions)	2018	2019	2020	2021	2022
Components of site rental revenue:
Site rental revenues exclusive of straight-line associated with fixed escalators	$2,308	$4,692	$4,804	$4,914	$5,011
Straight-lined site rental revenues associated with fixed escalators	19	(32)	(124)	(204)	(257)
GAAP site rental revenue	$2,327	$4,660	$4,680	$4,710	$4,754

PROJECTED GROUND LEASE EXPENSE FROM EXISTING GROUND LEASES(b)
	Remaining six months	Years Ending December 31,
(as of June 30, 2018; dollars in millions)	2018	2019	2020	2021	2022
Components of ground lease expense:
Ground lease expense exclusive of straight-line associated with fixed escalators	$392	$805	$822	$842	$861
Straight-lined site rental ground lease expense associated with fixed escalators	41	74	64	51	40
GAAP ground lease expense	$433	$879	$886	$893	$901

(a)
Based on customer licenses as of June 30, 2018. All customer licenses are assumed to renew for a new term no later than the respective current term end date. CPI-linked customer contracts are assumed to escalate at 3% per annum.

(b)	Based on existing ground leases as of June 30, 2018. CPI-linked leases are assumed to escalate at 3% per annum.

Crown Castle International Corp.
Second Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

ANNUALIZED RENTAL CASH PAYMENTS AT TIME OF RENEWAL(a)
	Remaining six months	Years Ending December 31,
(as of June 30, 2018; dollars in millions)	2018	2019	2020	2021	2022
AT&T	$20	$38	$43	$70	$54
Sprint	3	29	17	29	22
T-Mobile	13	59	24	42	595
Verizon	13	27	36	35	40
All Others Combined	85	166	148	97	80
Total	$134	$319	$268	$273	$791

CUSTOMER OVERVIEW
(as of June 30, 2018)	Percentage of Q2 2018 LQA Site Rental Revenues	Weighted Average Current Term Remaining(b)	Long-Term Credit Rating (S&P / Moody’s)
AT&T	22%	6	BBB / Baa2
T-Mobile	19%	5	BB+
Verizon	19%	6	BBB+ / Baa1
Sprint	14%	7	B / B2
All Others Combined	26%	3	N/A
Total / Weighted Average	100%	5

(a)
Reflects lease renewals by year by customer; dollar amounts represent annualized cash site rental revenues from assumed renewals or extension as reflected in the table "Projected Revenue from Customer Contracts."

(b)	Weighted by site rental revenue contributions; excludes renewals at the customers' option.

Crown Castle International Corp.
Second Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF TOWER PORTFOLIO BY VINTAGE
(as of June 30, 2018; dollars in thousands)
YIELD(a)	NUMBER OF TENANTS PER TOWER

LQA SITE RENTAL REVENUE PER TOWER	LQA TOWERS SEGMENT SITE RENTAL GROSS MARGIN PER TOWER

INVESTED CAPITAL PER TOWER(b)	NUMBER OF TOWERS

(a)	Yield is calculated as LQA Towers segment site rental gross margin divided by invested capital.

(b)
Reflects gross total assets, including incremental capital invested by the Company since time of acquisition or construction completion. Inclusive of invested capital related to land at the tower site.

Crown Castle International Corp.
Second Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

PORTFOLIO OVERVIEW(a)
(as of June 30, 2018; dollars in thousands)
NUMBER OF TOWERS	TENANTS PER TOWER	LQA SITE RENTAL REVENUE PER TOWER

(a)	Includes towers and rooftops, excludes small cells, fiber and third-party land interests.

Crown Castle International Corp.
Second Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DISTRIBUTION OF TOWER TENANCY (as of June 30, 2018)
PERCENTAGE OF TOWERS BY TENANTS PER TOWER(a)
SITES ACQUIRED AND BUILT 2006 AND PRIOR	SITES ACQUIRED AND BUILT 2007 TO PRESENT

Average: 2.6	Average: 2.0

GEOGRAPHIC TOWER DISTRIBUTION (as of June 30, 2018)(a)
PERCENTAGE OF TOWERS BY GEOGRAPHIC LOCATION	PERCENTAGE OF LQA SITE RENTAL REVENUE BY GEOGRAPHIC LOCATION

(a)	Includes towers and rooftops, excludes small cells, fiber and third-party land interests.

Crown Castle International Corp.
Second Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

GROUND INTEREST OVERVIEW
(as of June 30, 2018; dollars in millions)	LQA Site Rental Revenue	Percentage of LQA Site Rental Revenue	LQA Towers Segment Site Rental Gross Margin	Percentage of LQA Towers Segment Site Rental Gross Margin	Number of Towers(a)	Percentage of Towers	Weighted Average Term Remaining (by years)(b)
Less than 10 years	$359	12%	$202	9%	5,549	14%
10 to 20 years	454	15%	243	11%	7,409	19%
Greater 20 years	1,291	43%	877	41%	17,003	42%
Total leased	$2,104	70%	$1,322	61%	29,961	75%	34

Owned	918	30%	848	39%	10,080	25%
Total / Average	$3,022	100%	$2,170	100%	40,041	100%

GROUND INTEREST ACTIVITY
(dollars in millions)	Three Months Ended June 30, 2018	Six Months Ended June 30, 2018
Ground Extensions Under Crown Castle Towers:
Number of ground leases extended	349	653
Average number of years extended	34	34
Percentage increase in consolidated cash ground lease expense due to extension activities(c)	0.1%	0.1%

Ground Purchases Under Crown Castle Towers:
Number of ground leases purchased	59	125
Ground lease purchases (including capital expenditures, acquisitions and installment purchases)	$14	$35
Percentage of Towers segment site rental gross margin from towers residing on land purchased	<1%	<1%

(a)	Includes towers and rooftops, excludes small cells, fiber and third-party land interests.

(b)	Includes renewal terms at the Company’s option; weighted by Towers segment site rental gross margin.

(c)	Includes the impact from the amortization of lump sum payments.

Crown Castle International Corp.
Second Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

CAPITALIZATION OVERVIEW
(dollars in millions)	Face Value as of 6/30/2018	Fixed vs. Variable	Secured vs. Unsecured	Interest Rate(b)	Net Debt to LQA EBITDA(c)	Maturity
Cash and cash equivalents(a)	$206

Senior Secured Tower Revenue Notes, Series 2010-6(d)	1,000	Fixed	Secured	4.9%		2040(d)
Senior Secured Tower Revenue Notes, Series 2015-1(d)	300	Fixed	Secured	3.2%		2042(d)
Senior Secured Tower Revenue Notes, Series 2015-2(d)	700	Fixed	Secured	3.7%		2045(d)
3.849% Secured Notes	1,000	Fixed	Secured	3.9%		2023
Senior Secured Notes, Series 2009-1, Class A-1	23	Fixed	Secured	6.3%		2019
Senior Secured Notes, Series 2009-1, Class A-2	70	Fixed	Secured	9.0%		2029
Capital leases & other obligations	222	Various	Secured	Various		Various
Total secured debt	$3,315			4.0%	1.1x
2016 Revolver(e)	315	Variable	Unsecured	3.4%		2023
2016 Term Term Loan A	2,386	Variable	Unsecured	3.3%		2023
5.250% Senior Notes	1,650	Fixed	Unsecured	5.3%		2023
4.875% Senior Notes	850	Fixed	Unsecured	4.9%		2022
3.400% Senior Notes	850	Fixed	Unsecured	3.4%		2021
4.450% Senior Notes	900	Fixed	Unsecured	4.5%		2026
3.700% Senior Notes	750	Fixed	Unsecured	3.7%		2026
2.250% Senior Notes	700	Fixed	Unsecured	2.3%		2021
4.000% Senior Notes	500	Fixed	Unsecured	4.0%		2027
4.750% Senior Notes	350	Fixed	Unsecured	4.8%		2047
3.200% Senior Notes	750	Fixed	Unsecured	3.2%		2024
3.650% Senior Notes	1,000	Fixed	Unsecured	3.7%		2027
3.150% Senior Notes	750	Fixed	Unsecured	3.2%		2023
3.800% Senior Notes	1,000	Fixed	Unsecured	3.8%		2028
Total unsecured debt	$12,751			3.8%	4.1x
Total net debt	$15,860			3.9%	5.2x
Preferred Stock, at liquidation value	1,650
Market Capitalization(f)	44,728
Firm Value(g)	$62,238

(a)	Excludes restricted cash.

(b)	Represents the weighted-average stated interest rate.

(c)	Represents the applicable amount of debt divided by LQA consolidated Adjusted EBITDA.

(d)
If the respective series of such debt is not paid in full on or prior to an applicable date then the Excess Cash Flow (as defined in the indenture) of the issuers of such notes will be used to repay principal of the applicable series, and additional interest (of an additional approximately 5% per annum) will accrue on the respective series. The Senior Secured Tower Revenue Notes, Series 2015-1 and 2015-2 have anticipated repayment dates in 2022 and 2025, respectively. In July 2018, the Company issued $1.0 billion of Senior Secured Tower Revenue Notes, Series 2018-1 and Series 2018-2, with anticipated repayment dates in 2023 and 2028, respectively. The Company used the proceeds from such offering, together with cash on hand, to repay the previously outstanding Senior Secured Tower Revenue Notes, Series 2010-6, which had an anticipated repayment date in 2020. Notes are prepayable at par if voluntarily repaid six months or less prior to maturity; earlier prepayment may require additional consideration.

(e)	As of June 30, 2018, the undrawn availability under the $4.25 billion 2016 Revolver was $3.9 billion.

(f)	Market capitalization calculated based on $107.82 closing price and 415 million shares outstanding as of June 30, 2018.

(g)	Represents the sum of net debt, preferred stock (at liquidation value) and market capitalization.

Crown Castle International Corp.
Second Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DEBT MATURITY OVERVIEW(a)(b)
(as of June 30, 2018; dollars in millions)

(a)
Where applicable, maturities reflect the Anticipated Repayment Date as defined in the respective debt agreement; excludes capital leases and other obligations; amounts presented at face value net of repurchases held at CCIC.

(b)
The debt maturity overview does not reflect the Company's July 2018 issuance of Senior Secured Tower Revenue Notes and the associated use of proceeds, including the repayment in full of the Senior Secured Revenue Notes, Series 2010-6, which had an Anticipated Repayment Date in 2020.

Crown Castle International Corp.
Second Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

LIQUIDITY OVERVIEW(a)
(dollars in millions)	June 30, 2018
Cash and cash equivalents(b)	$206
Undrawn 2016 Revolver availability(c)	3,915
Restricted cash(d)	130
Debt and other long-term obligations	15,956
Total equity	12,566

(a)
In addition, in April 2018, we established an at-the-market stock offering program ("ATM Program") through which we may, from time to time, issue and sell shares of our common stock having an aggregate gross sales price of up to $750 million to or through sales agents. No shares of common stock have been sold under the ATM Program.

(b)	Exclusive of restricted cash.

(c)	Availability at any point in time is subject to reaffirmation of the representations and warranties in, and there being no default under, our credit agreement governing our 2016 Revolver.

(d)	Inclusive of $5 million included within long-term prepaid rent and other assets, net on our condensed consolidated balance sheet.

Crown Castle International Corp.
Second Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF MAINTENANCE AND FINANCIAL COVENANTS
Debt	Borrower / Issuer	Covenant(a)	Covenant Level Requirement		As of June 30, 2018
Maintenance Financial Covenants(b)
2016 Credit Facility	CCIC	Total Net Leverage Ratio	≤ 6.50x		5.2x
2016 Credit Facility	CCIC	Total Senior Secured Leverage Ratio	≤ 3.50x		1.0x
2016 Credit Facility	CCIC	Consolidated Interest Coverage Ratio(c)	N/A		N/A

Restrictive Negative Financial Covenants
Financial covenants restricting ability to incur additional debt
2012 Secured Notes	CC Holdings GS V LLC and Crown Castle GS III Corp.	Debt to Adjusted Consolidated Cash Flow Ratio	≤ 3.50x		2.4x

Financial covenants requiring excess cash flows to be deposited in a cash trap reserve account and not released
2010 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.75x	(d)	9.2x
2015 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.75x	(d)	9.2x
2009 Securitized Notes	Pinnacle Towers Acquisition Holdings LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.30x	(d)	8.4x

Financial covenants restricting ability of relevant issuer to issue additional notes under the applicable indenture
2010 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.00x	(e)	9.2x
2015 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.00x	(e)	9.2x
2009 Securitized Notes	Pinnacle Towers Acquisition Holdings LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.34x	(e)	8.4x

(a)
As defined in the respective debt agreement. In the indentures for the 2010 Tower Revenue Notes, 2015 Tower Revenue Notes and the 2009 Securitized Notes, the defined term for Debt Service Coverage Ratio is "DSCR."

(b)	Failure to comply with the financial maintenance covenants would, absent a waiver, result in an event of default under the credit agreement governing our 2016 Credit Facility.

(c)
Applicable solely to the extent that the senior unsecured debt rating by any two of S&P, Moody's and Fitch is lower than BBB-, Baa3 or BBB-, respectively. If applicable, the consolidated interest coverage ratio must be greater than or equal to 2.50.

(d)
The 2010 Tower Revenue Notes, 2015 Tower Revenue Notes and 2009 Securitized Notes also include the potential for amortization events, which could result in applying current and future cash flow to the prepayment of debt with applicable prepayment consideration. An amortization event occurs when the Debt Service Coverage Ratio falls below 1.45x, 1.45x or 1.15x, in each case as described under the indentures for the 2010 Tower Revenue Notes, 2015 Tower Revenue Notes or 2009 Securitized Notes, respectively. These calculations do not give effect to the Company's July 2018 Senior Secured Tower Revenue Notes offering and the associated use of proceeds, including the repayment in full of the Senior Secured Tower Revenue Notes, Series 2010-6.

(e)	Rating Agency Confirmation (as defined in the respective debt agreement) is also required.

Crown Castle International Corp.
Second Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

INTEREST RATE SENSITIVITY(a)(g)
	Remaining six months	Years Ending December 31,
(as of June 30, 2018; dollars in millions)	2018	2019	2020
Fixed Rate Debt:
Face Value of Principal Outstanding(b)	$13,133	$13,117	$13,110
Current Interest Payment Obligations(c)	260	520	519
Effect of 0.125% Change in Interest Rates(d)	—	—	—
Floating Rate Debt:
Face Value of Principal Outstanding(b)	$2,671	$2,611	$2,507
Current Interest Payment Obligations(e)	47	104	105
Effect of 0.125% Change in Interest Rates(f)	2	3	3

(a)	Excludes capital lease and other obligations.

(b)	Face value net of required amortizations; assumes no maturity or balloon principal payments; excludes capital leases.

(c)	Interest expense calculated based on current interest rates.

(d)
Interest expense calculated based on current interest rates until the sooner of the (1) stated maturity date or (2) the Anticipated Repayment Date, at which time the face value amount outstanding of such indebtedness is refinanced at current rates plus 12.5 bps.

(e)
Interest expense calculated based on current interest rates. Forward LIBOR assumptions are derived from the 1-month LIBOR forward curve as of June 30, 2018. Calculation assumes no changes to future interest rate margin spread over LIBOR due to changes in the borrower’s senior unsecured credit rating.

(f)	Interest expense calculated based on current interest rates using the 1-month LIBOR forward curve as of June 30, 2018 plus 12.5 bps.

(g)
Does not give effect to the Company's July 2018 issuance of Senior Secured Tower Revenue Notes and the associated use of proceeds, including the repayment in full of the Senior Secured Tower Revenue Notes, Series 2010-6.

Crown Castle International Corp.
Second Quarter 2018

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DEFINITIONS
Non-GAAP Financial Measures, Segment Measures and Other Calculations
This Supplement includes presentations of Adjusted EBITDA, Adjusted Funds from Operations ("AFFO"), Funds from Operations ("FFO") and Organic Contribution to Site Rental Revenues, which are non-GAAP financial measures. These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles ("GAAP")).
Our measures of Adjusted EBITDA, AFFO, FFO and Organic Contribution to Site Rental Revenues may not be comparable to similarly titled measures of other companies, including other companies in the communications infrastructure sector or other REITs. Our definition of FFO is consistent with guidelines from the National Association of Real Estate Investment Trusts with the exception of the impact of income taxes in periods prior to our REIT conversion in 2014.
In addition to the non-GAAP financial measures used herein, we also provide Segment Site Rental Gross Margin, Segment Network Services and Other Gross Margin and Segment Operating Profit, which are key measures used by management to evaluate our operating segments for purposes of making decisions about allocating capital and assessing performance. These segment measures are provided pursuant to GAAP requirements related to segment reporting. In addition, we provide the components of certain GAAP measures, such as capital expenditures.
Adjusted EBITDA, AFFO, FFO and Organic Contribution to Site Rental Revenues, are presented as additional information because management believes these measures are useful indicators of the financial performance of our business. Among other things, management believes that:

•
Adjusted EBITDA is useful to investors or other interested parties in evaluating our financial performance. Adjusted EBITDA is the primary measure used by management (1) to evaluate the economic productivity of our operations and (2) for purposes of making decisions about allocating resources to, and assessing the performance of, our operations. Management believes that Adjusted EBITDA helps investors or other interested parties meaningfully evaluate and compare the results of our operations (1) from period to period and (2) to our competitors, by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation, amortization and accretion) from our financial results. Management also believes Adjusted EBITDA is frequently used by investors or other interested parties in the evaluation of the communications infrastructure sector and other REITs to measure financial performance without regard to items such as depreciation, amortization and accretion, which can vary depending upon accounting methods and the book value of assets. In addition, Adjusted EBITDA is similar to the measure of current financial performance generally used in our debt covenant calculations. Adjusted EBITDA should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

•
AFFO and AFFO per share are useful to investors or other interested parties in evaluating our financial performance. Management believes that AFFO and AFFO per share help investors or other interested parties meaningfully evaluate our financial performance as they include (1) the impact of our capital structure (primarily interest expense on our outstanding debt and dividends on our preferred stock) and (2) sustaining capital expenditures and excludes the impact of our (a) asset base (primarily depreciation, amortization and accretion) and (b) certain non-cash items, including straight-lined revenues and expenses related to fixed escalations and rent free periods. GAAP requires rental revenues and expenses related to leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. In accordance with GAAP, if payment terms call for fixed escalations, or rent free periods, the revenue or expense is recognized on a straight-lined basis over the fixed, non-cancelable term of the contract. Management notes that the Company uses AFFO and AFFO per share only as a performance measure. AFFO and AFFO per share should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flows from operations or as residual cash flow available for discretionary investment.

•
FFO and FFO per share are useful to investors or other interested parties in evaluating our financial performance. Management believes that FFO may be used by investors or other interested parties as a basis to compare our financial performance with that of other REITs. FFO and FFO per share help investors or other interested parties meaningfully evaluate financial performance by excluding the impact of our asset base (primarily depreciation, amortization and accretion). FFO and FFO per share are not key performance indicators used by the Company. FFO and FFO per share should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flow from operations.

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Second Quarter 2018

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•
Organic Contribution to Site Rental Revenues is useful to investors or other interested parties in understanding the components of the year-over-year changes in our site rental revenues computed in accordance with GAAP. Management uses the Organic Contribution to Site Rental Revenues to assess year-over-year growth rates for our rental activities, to evaluate current performance, to capture trends in rental rates, new leasing activities and customer non-renewals in our core business, as well to forecast future results. Organic Contribution to Site Rental Revenues is not meant as an alternative measure of revenue and should be considered only as a supplement in understanding and assessing the performance of our site rental revenues computed in accordance with GAAP.

We define our non-GAAP financial measures, segment measures and other calculations as follows:
Non-GAAP Financial Measures
Adjusted EBITDA. We define Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, impairment of available-for-sale securities, interest income, other (income) expense, (benefit) provision for income taxes, cumulative effect of a change in accounting principle, (income) loss from discontinued operations and stock-based compensation expense.
Adjusted Funds from Operations. We define Adjusted Funds from Operations as FFO before straight-lined revenue, straight-lined expense, stock-based compensation expense, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of non-cash interest expense, other (income) expense, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, acquisition and integration costs, and adjustments for noncontrolling interests, and less sustaining capital expenditures (comprised of capital improvement capital expenditures and corporate capital expenditures).
AFFO per share. We define AFFO per share as AFFO divided by diluted weighted average common shares outstanding.
Funds from Operations. We define Funds from Operations as net income plus real estate related depreciation, amortization and accretion and asset write-down charges, less noncontrolling interest and cash paid for preferred stock dividends, and is a measure of funds from operations attributable to CCIC common stockholders.
FFO per share. We define FFO per share as FFO divided by the diluted weighted average common shares outstanding.
Organic Contribution to Site Rental Revenues. We define the Organic Contribution to Site Rental Revenues as the sum of the change in GAAP site rental revenues related to (1) new leasing activity, including revenues from the construction of small cells and the impact of prepaid rent, (2) escalators and less (3) non-renewals of customer contracts.
Segment Measures
Segment Site Rental Gross Margin. We define Segment Site Rental Gross Margin as segment site rental revenues less segment site rental cost of operations, excluding stock-based compensation expense and prepaid lease purchase price adjustments recorded in consolidated site rental cost of operations.
Segment Network Services and Other Gross Margin. We define Segment Network Services and Other Gross Margin as segment network services and other revenues less segment network services and other cost of operations, excluding stock-based compensation expense recorded in consolidated network services and other cost of operations.
Segment Operating Profit. We define Segment Operating Profit as segment site rental gross margin plus segment network services and other gross margin, less general and administrative expenses attributable to the respective segment.
Other Calculations
Discretionary capital expenditures. We define discretionary capital expenditures as those capital expenditures made with respect to activities which we believe exhibit sufficient potential to enhance long-term stockholder value. They consist of expansion or development of existing communications infrastructure, construction of new communications infrastructure, and, to a lesser extent, purchases of land interests (which primarily relate to land assets under towers as we seek to manage our interests in the land beneath our towers) and other capital projects.

Crown Castle International Corp.
Second Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Sustaining capital expenditures. We define sustaining capital expenditures as those capital expenditures made with respect to either (1) corporate capital expenditures or (2) capital improvement capital expenditures on our communications infrastructure assets that enable our customers' ongoing quiet enjoyment of the communications infrastructure.
Integration capital expenditures. We define integration capital expenditures as those capital expenditures made specifically with respect to recent acquisitions that are essential to integrating acquired companies into our business.
The tables set forth below reconcile the non-GAAP financial measures used herein to comparable GAAP financial measures. The components in these tables may not sum to the total due to rounding.

Crown Castle International Corp.
Second Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures and Other Calculations:

Reconciliation of Historical Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended December 31,
(dollars in millions)	2018	2017	2018	2017	2017
Net income (loss)	$180	$112	$294	$231	$445
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	6	4	9	5	17
Acquisition and integration costs	8	8	14	14	61
Depreciation, amortization and accretion	379	296	753	584	1,242
Amortization of prepaid lease purchase price adjustments	5	5	10	10	20
Interest expense and amortization of deferred financing costs(a)	158	142	318	276	591
(Gains) losses on retirement of long-term obligations	3	—	74	4	4
Interest income	(1)	(1)	(2)	(1)	(19)
Other (income) expense	—	1	1	(4)	(1)
(Benefit) provision for income taxes	5	5	9	9	26
Stock-based compensation expense	26	17	52	42	96
Adjusted EBITDA(b)(c)	$769	$589	$1,532	$1,170	$2,482

(a)	See the reconciliation of "components of historical interest expense and amortization of deferred financing costs" herein.

(b)	See "Definitions of Non-GAAP Measures, Segment Measures and Other Calculations" herein for a discussion of our definition of Adjusted EBITDA.

(c)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

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Second Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Reconciliation of Current Outlook for Adjusted EBITDA:

	Q3 2018			Full Year 2018
(dollars in millions)	Outlook			Outlook
Net income (loss)	$126	to	$151	$603	to	$663
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	$9	to	$11	$25	to	$35
Acquisition and integration costs	$16	to	$20	$45	to	$55
Depreciation, amortization and accretion	$378	to	$398	$1,513	to	$1,548
Amortization of prepaid lease purchase price adjustments	$4	to	$6	$19	to	$21
Interest expense and amortization of deferred financing costs(a)	$156	to	$166	$627	to	$657
(Gains) losses on retirement of long-term obligations	$33	to	$33	$107	to	$107
Interest income	$(1)	to	$1	$(4)	to	$0
Other (income) expense	$(1)	to	$3	$2	to	$4
(Benefit) provision for income taxes	$7	to	$11	$24	to	$32
Stock-based compensation expense	$25	to	$29	$101	to	$109
Adjusted EBITDA(b)(c)	$785	to	$795	$3,132	to	$3,162

Components of Historical Interest Expense and Amortization of Deferred Financing Costs:

	Three Months Ended June 30,
(dollars in millions)	2018	2017
Interest expense on debt obligations	$157	$139
Amortization of deferred financing costs and adjustments on long-term debt, net	5	5
Other, net	(4)	(2)
Interest expense and amortization of deferred financing costs	$158	$142

Components of Current Outlook for Interest Expense and Amortization of Deferred Financing Costs:

	Q3 2018			Full Year 2018
(dollars in millions)	Outlook			Outlook
Interest expense on debt obligations	$157	to	$162	$630	to	$640
Amortization of deferred financing costs and adjustments on long-term debt, net	$4	to	$7	$19	to	$24
Other, net	$(5)	to	$(3)	$(17)	to	$(12)
Interest expense and amortization of deferred financing costs	$156	to	$166	$627	to	$657

(a)	See the reconciliation of "components of current outlook for interest expense and amortization of deferred financing costs" herein.

(b)	See "Definitions of Non-GAAP Measures, Segment Measures and Other Calculations" herein for a discussion of our definition of Adjusted EBITDA.

(c)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

Crown Castle International Corp.
Second Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Reconciliation of Historical FFO and AFFO:

	Three Months Ended June 30,		Six Months Ended June 30,
(amounts in millions, except per share amounts)	2018	2017	2018	2017
Net income (loss)	$180	$112	$294	$231
Real estate related depreciation, amortization and accretion	367	289	726	569
Asset write-down charges	6	4	9	5
Dividends on preferred stock	(28)	—	(57)	—
FFO(a)(b)(c)(d)	$525	$405	$973	$806

FFO (from above)	$525	$405	$973	$806
Adjustments to increase (decrease) FFO:
Straight-lined revenue	(20)	1	(36)	—
Straight-lined expense	23	23	47	46
Stock-based compensation expense	26	17	52	42
Non-cash portion of tax provision	(7)	(5)	(3)	(1)
Non-real estate related depreciation, amortization and accretion	12	7	27	15
Amortization of non-cash interest expense	1	3	4	5
Other (income) expense	—	1	1	(4)
Gains (losses) on retirement of long-term obligations	3	—	74	4
Acquisition and integration costs	8	8	14	14
Capital improvement capital expenditures	(18)	(9)	(31)	(16)
Corporate capital expenditures	(8)	(10)	(17)	(19)
AFFO(a)(b)(c)(d)	$546	$440	$1,104	$890
Weighted-average common shares outstanding—diluted(e)	416	366	413	364
AFFO per share(a)(c)(d)	$1.31	$1.20	$2.67	$2.45

(a)	See “Definitions of Non-GAAP Financial Measures, Segment Measures and Other Calculations” herein for a discussion of our definitions of FFO and AFFO.

(b)	FFO and AFFO are reduced by cash paid for preferred stock dividends during the period in which they are paid.

(c)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(d)	Attributable to CCIC common stockholders.

(e)
Based on the diluted weighted-average common shares outstanding for the three and six months ended June 30, 2018 and 2017. For all periods presented, the diluted weighted-average common shares outstanding does not include any assumed conversion of preferred stock in the share count.

Crown Castle International Corp.
Second Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Reconciliation of Historical FFO and AFFO:

	Years Ended December 31,
(amounts in millions, except per share amounts)	2017	2016	2015	2014
Net income (loss)	$445	$357	$525	$346
Real estate related depreciation, amortization and accretion	1,211	1,082	1,018	972
Asset write-down charges	17	34	33	14
Dividends on preferred stock	(30)	(44)	(44)	(44)
FFO(a)(b)(c)(d)	$1,643	$1,430	$1,533	$1,288

FFO (from above)	$1,643	$1,430	$1,533	$1,288
Adjustments to increase (decrease) FFO:
Straight-lined revenue	—	(47)	(111)	(183)
Straight-lined expense	93	94	99	102
Stock-based compensation expense	96	97	67	56
Non-cash portion of tax provision	9	7	(64)	(19)
Non-real estate related depreciation, amortization and accretion	31	26	18	14
Amortization of non-cash interest expense	9	14	37	81
Other (income) expense	(2)	9	(57)	(12)
(Gains) losses on retirement of long-term obligations	4	52	4	45
Acquisition and integration costs	61	17	16	34
Capital improvement capital expenditures	(41)	(43)	(47)	(31)
Corporate capital expenditures	(44)	(47)	(58)	(50)
AFFO(a)(b)(c)(d)	$1,860	$1,610	$1,437	$1,324
Weighted-average common shares outstanding—diluted(e)	383	341	334	333
AFFO per share(a)(c)(d)	$4.85	$4.72	$4.30	$3.97

(a)	See "Definitions of Non-GAAP Measures, Segment Measures and Other Calculations" herein for a discussion of our definitions of FFO and AFFO.

(b)	FFO and AFFO are reduced by cash paid for preferred stock dividends during the period in which they are paid.

(c)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(d)	Attributable to CCIC common stockholders.

(e)	Based on the diluted weighted-average common shares outstanding for the twelve months ended December 31, 2017, 2016, 2015 and 2014.

Crown Castle International Corp.
Second Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Reconciliation of Current Outlook for FFO and AFFO:

	Q3 2018			Full Year 2018
(amounts in millions, except per share amounts)	Outlook			Outlook
Net income (loss)	$126	to	$151	$603	to	$663
Real estate related depreciation, amortization and accretion	$370	to	$380	$1,469	to	$1,489
Asset write-down charges	$9	to	$11	$25	to	$35
Dividends on preferred stock	$(28)	to	$(28)	$(113)	to	$(113)
FFO(a)(b)(c)	$490	to	$500	$2,014	to	$2,044
Weighted-average common shares outstanding—diluted(d)	416			415
FFO per share(a)(b)(c)	$1.18	to	$1.20	$4.86	to	$4.93

FFO (from above)	$490	to	$500	$2,014	to	$2,044
Adjustments to increase (decrease) FFO:
Straight-lined revenue	$(18)	to	$(8)	$(65)	to	$(45)
Straight-lined expense	$16	to	$26	$79	to	$99
Stock-based compensation expense	$25	to	$29	$101	to	$109
Non-cash portion of tax provision	$1	to	$11	$0	to	$15
Non-real estate related depreciation, amortization and accretion	$8	to	$18	$44	to	$59
Amortization of non-cash interest expense	$(1)	to	$4	$2	to	$12
Other (income) expense	$(1)	to	$3	$2	to	$4
(Gains) losses on retirement of long-term obligations	$33	to	$33	$107	to	$107
Acquisition and integration costs	$16	to	$20	$45	to	$55
Capital improvement capital expenditures	$(14)	to	$(4)	$(71)	to	$(56)
Corporate capital expenditures	$(26)	to	$(16)	$(59)	to	$(44)
AFFO(a)(b)(c)	$568	to	$578	$2,263	to	$2,293
Weighted-average common shares outstanding—diluted(d)	416			415
AFFO per share(a)(b)(c)	$1.37	to	$1.39	$5.46	to	$5.53

(a)	See “Definitions of Non-GAAP Financial Measures, Segment Measures and Other Calculations” herein for a discussion of our definitions of FFO and AFFO.

(b)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(c)	Attributable to CCIC common stockholders.

(d)
The assumption for third quarter 2018 and full year 2018 diluted weighted-average common shares outstanding is 416 million and 415 million, respectively, based on diluted common shares outstanding as of June 30, 2018. For all periods presented, the diluted weighted-average common shares outstanding does not include any assumed conversion of preferred stock in the share count.

Crown Castle International Corp.
Second Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Net debt to Last Quarter Annualized Adjusted EBITDA calculation:

	Three Months Ended June 30,
(dollars in millions)	2018		2017
Total face value of debt	$16,066		$13,935
Ending cash and cash equivalents(a)	206		200
Total net debt	$15,860		$13,735

Adjusted EBITDA for the three months ended June 30,	$769		$589
Last quarter annualized Adjusted EBITDA	3,076		2,356
Net debt to Last Quarter Annualized Adjusted EBITDA	5.2	x	5.8	x

Cash Interest Coverage Ratio Calculation:

	Three Months Ended June 30,
(dollars in millions)	2018		2017
Adjusted EBITDA	$769		$589
Interest expense on debt obligations	157		139
Interest Coverage Ratio	4.9	x	4.2	x

(a)	Excludes restricted cash.